Exhibit 99.1

WM Technology, Inc. Reports Financial Results
For Second Quarter 2024

The Company Reported Net Revenues of $45.9 million, Net Income of $1.2 million, Adjusted EBITDA of $10.1 million, and Cash of $41.3 million

Irvine, Calif.--(BUSINESS WIRE)--August 8, 2024-- WM Technology, Inc. (“WM Technology” or the “Company”) (Nasdaq: MAPS), a leading technology and software infrastructure provider to the cannabis industry, today announced its financial results for the second quarter ended June 30, 2024.
“We are extremely pleased with our accomplishments this quarter, which reflect the hard work and dedication of our entire team,” said Doug Francis, Executive Chair of WM Technology. “Through our commitment to operational discipline, we have strengthened our financial position, enabling us to invest and build for the future. I am excited about the initiatives we have underway and believe our efforts will position us to capitalize on future opportunities as this industry continues to evolve.”
“Our second quarter profitability and ending cash balance are a result of our continued focus to streamline operational processes and manage client collections,” said Susan Echard, Interim CFO of WM Technology. “I’ve had the opportunity to work closely with all teams across the organization, and I’m impressed by the strong foundation that’s been built and the potential that lies ahead. I look forward to supporting the team’s mission and helping drive the company forward in this dynamic industry.”
Second Quarter 2024 Financial Highlights
•Net revenues for the second quarter ended June 30, 2024 were $45.9 million as compared to $48.4 million in the second quarter of 2023, representing a decline of 5% compared to the prior year period due to our clients continuing to face constrained marketing budgets, the ongoing price deflation in and consolidation of our industry, and the impact on revenue related to the sunset of certain products in the fourth quarter of 2023.
◦Average monthly paying clients(1) of 5,045, was down from 5,609 from the prior year period, largely due to the removal of paying clients from our platform who have become delinquent, the impact on client count related to the sunset of the aforementioned products, as well as expected client churn due to continued industry challenges, such as price deflation and ongoing consolidation.
◦Average monthly net revenues per paying client(2) increased to $3,033 from $2,878 in the prior year period, due to churn of lower paying clients, including the clients using the aforementioned sunset products, which typically had a lower average selling price.
•Net income was $1.2 million as compared to $2.0 million in the prior year period.
•Adjusted EBITDA(3) decreased to $10.1 million from $10.2 million from the prior year period.
•Total shares outstanding across Class A and Class V Common Stock were 152.4 million as of June 30, 2024.
•Cash increased to $41.3 million as of June 30, 2024, as compared to $34.4 million as of December 31, 2023.
Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.
______________________________
(1)Average monthly paying clients are defined as the average of the number of paying clients billed in a month across a particular period (and for which services were provided).
(2)Average monthly net revenues per paying client is defined as the average monthly net revenues for any particular period divided by the average monthly paying clients in the same respective period. Average monthly net revenues per paying client is calculated in the same manner as our previously-reported

“average monthly revenue per paying client,” and the description of the metric is being updated solely to clarify that it is calculated using net revenues. Average monthly net revenues per paying client has been retrospectively adjusted to reflect the restatement of previously reported net revenues.
(3)For further information about how we calculate EBITDA and Adjusted EBITDA as well as limitations of their use and a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), see “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” below.
Restatement of Previously Reported 2023 Quarterly Net Revenues and Credit Losses

	Three Months Ended June 30, 2023			Six Months Ended June 30, 2023
	Previously Reported	Adjustment	As Restated	Previously Reported	Adjustment	As Restated
Net revenues	$50,852	$(2,429)	$48,423	$98,859	$(4,020)	$94,839
General and administrative expenses	$19,208	$(2,429)	$16,779	$41,708	$(4,020)	$37,688
Total costs and expenses	$47,069	$(2,429)	$44,640	$99,224	$(4,020)	$95,204

	Six Months Ended June 30, 2023
	Previously Reported	Adjustment	As Restated
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Provision for credit losses	$3,605	$(4,020)	$(415)

Changes in operating assets and liabilities:
Accounts receivable	$(1,138)	$4,020	$2,882
Business Outlook
Based on information available as of August 8, 2024, WM Technology is issuing guidance for the third quarter of 2024 as follows:
•Net revenues are estimated to be approximately $44 million.
•Non-GAAP Adjusted EBITDA(3) is estimated to be approximately $7 million.
The guidance provided above is only an estimate of what we believe is realizable as of the date of this release. We are not readily able to provide a reconciliation of projected Non-GAAP Adjusted EBITDA to projected net income (loss) without unreasonable effort. This guidance assumes that no business acquisitions, investments, restructurings, or legal settlements are concluded in the period. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.” Actual results may vary from the guidance and the variations may be material. We undertake no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.
Investor Conference Call and Webcasts
The Company will host a conference call and webcast today, Thursday, August 8, 2024, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) at https://edge.media-server.com/mmc/p/uyee5au8. A webcast replay will also be archived at ir.weedmaps.com.
The Company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About WM Technology
Founded in 2008, WM Technology operates Weedmaps, a leading cannabis marketplace for consumers, as well as a broad set of eCommerce and compliance software solutions for cannabis businesses and brands in U.S. state-legal markets. WM Technology holds a strong belief in the power of cannabis and the importance of enabling safe, legal access to consumers worldwide.
Over the past 15 years, the Weedmaps marketplace has become a premier destination for cannabis consumers to discover and browse cannabis-related products, access daily dispensary deals, order ahead for pick-up and delivery by participating retailers (where applicable) and learn about the plant. The Company also offers eCommerce-enablement tools designed to help cannabis retailers and brands reach consumers, create business efficiency, and manage industry-specific compliance needs.
The Company is committed to advocating for full U.S. legalization, industry-wide social equity, and continued education about the plant through key partnerships and cannabis subject matter experts.
Headquartered in Irvine, California, WM Technology supports remote and hybrid work for eligible employees. Visit us at www.weedmaps.com.
Forward-Looking Statements
This press release includes “forward-looking statements” regarding the Company’s future business expectations which involve risks and uncertainties. Forward looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the Company’s financial and business performance, including key business metrics and any underlying assumptions thereunder; market opportunity and the Company’s ability to acquire new clients and retain existing clients; expectations and timing related to commercial product launches; success of the Company’s go-to-market strategy; the Company’s ability to scale its business and expand its offerings; the Company’s competitive advantages and growth strategies; the Company’s future capital requirements and sources and uses of cash; the Company’s ability to obtain funding for its future operations; the impact of the material weaknesses in the Company’s internal controls and ability to remediate these material weaknesses in the timing the Company anticipates, or at all; the outcome of any known and unknown litigation and regulatory proceedings; changes in domestic and foreign business, market, financial, political and legal conditions; the effect of macroeconomic conditions, including but not limited to inflation, uncertain credit and global financial markets, recent and potential future disruptions in access to bank deposits or lending commitments due to bank failures and geopolitical events, including the military conflicts between Russia and Ukraine and Israel and Hamas and occurrence of a catastrophic event, including but not limited to severe weather, war, or terrorist attack; future global, regional or local economic and market conditions affecting the cannabis industry; the development, effects and enforcement of and changes to laws and regulations, including with respect to the cannabis industry; the Company’s ability to successfully capitalize on new and existing cannabis markets, including its ability to successfully monetize its solutions in those markets; the Company’s ability to manage future growth; the Company’s ability to effectively anticipate and address changes in the end-user market in the cannabis industry; the Company’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform; the Company’s ability to maintain and grow its two-sided marketplace, including its ability to acquire and retain paying clients; the effects of competition on the Company’s future business; the Company’s success in retaining or recruiting, or changes required in, officers, key employees or directors; cyber-attacks and security vulnerabilities; the possibility that the Company may be adversely affected by other economic, business or competitive and those factors discussed in the Company’s 2023 Annual Report on Form 10-K filed with the SEC on May 24, 2024 and subsequent Form 10-Qs or Form 8-Ks filed with the SEC. If any of these risks materialize or these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Use of Non-GAAP Financial Measures
Our financial statements, including net income (loss), are prepared in accordance with principles generally accepted in the United States of America (“GAAP”).
To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net income (loss) before interest, taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude stock-based compensation, change in fair value of warrant liability, transaction related bonus, legal settlements and other legal costs, reduction in force, asset impairment charges, change in TRA liability and other non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net income (loss) (the most directly comparable GAAP financial measure) to EBITDA; and from EBITDA to Adjusted EBITDA.
We present EBITDA and Adjusted EBITDA because these metrics are key measures used by our management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Each of EBITDA and Adjusted EBITDA has limitations as an analytical tool, and you should not consider any of these non-GAAP financial measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
•EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.
Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net income (loss), our GAAP expenses, and our other GAAP results.

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except for share data)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash	$41,292	$34,350
Accounts receivable, net	7,000	11,158
Prepaid expenses and other current assets	5,547	5,978
Total current assets	53,839	51,486
Property and equipment, net	25,909	24,255
Goodwill	68,368	68,368
Intangible assets, net	2,230	2,507
Right-of-use assets	13,064	15,629
Other assets	4,553	4,776
Total assets	$167,963	$167,021
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$18,563	$21,182
Deferred revenue	5,844	5,918
Operating lease liabilities, current	4,471	6,493
Tax receivable agreement liability, current	1,455	122
Total current liabilities	30,333	33,715
Operating lease liabilities, non-current	24,632	26,550
Tax receivable agreement liability, non-current	1,123	1,634
Warrant liability	975	585
Other long-term liabilities	1,714	1,386
Total liabilities	58,777	63,870
Commitments and contingencies
Stockholders’ equity
Preferred Stock - $0.0001 par value; 75,000,000 shares authorized; no shares issued and outstanding at June 30, 2024 and December 31, 2023	—	—
Class A Common Stock - $0.0001 par value; 1,500,000,000 shares authorized; 96,948,250 shares issued and outstanding at June 30, 2024 and 94,383,053 shares issued and outstanding at December 31, 2023	10	9
Class V Common Stock - $0.0001 par value; 500,000,000 shares authorized, 55,486,361 shares issued and outstanding at June 30, 2024 and December 31, 2023	5	5
Additional paid-in capital	87,005	80,884
Accumulated deficit	(62,562)	(64,518)
Total WM Technology, Inc. stockholders’ equity	24,458	16,380
Noncontrolling interests	84,728	86,771
Total stockholders’ equity	109,186	103,151
Total liabilities and stockholders’ equity	$167,963	$167,021

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023 As Restated[1]	2024	2023 As Restated[1]
Net revenues	$45,903	$48,423	$90,292	$94,839

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	2,245	3,239	4,547	6,733
Sales and marketing	11,069	12,567	20,703	24,627
Product development	9,642	9,200	18,871	20,134
General and administrative	18,529	16,779	35,055	37,688
Depreciation and amortization	3,187	2,855	6,124	6,022
Total costs and expenses	44,672	44,640	85,300	95,204
Operating income (loss)	1,231	3,783	4,992	(365)
Other income (expenses), net
Change in fair value of warrant liability	460	(1,045)	(390)	(320)
Change in tax receivable agreement liability	(395)	(520)	(938)	(620)
Other income (expense)	(60)	(235)	(460)	(681)
Income (loss) before income taxes	1,236	1,983	3,204	(1,986)
Provision for income taxes	42	—	51	—
Net income (loss)	1,194	1,983	3,153	(1,986)
Net income (loss) attributable to noncontrolling interests	478	757	1,197	(737)
Net income (loss) attributable to WM Technology, Inc.	$716	$1,226	$1,956	$(1,249)

Class A Common Stock:
Basic income (loss) per share	$0.01	$0.01	$0.02	$(0.01)
Diluted income (loss) per share	$0.01	$0.01	$0.02	$(0.01)

Class A Common Stock:
Weighted average basic shares outstanding	95,342,596	92,851,349	95,023,380	92,589,011
Weighted average diluted shares outstanding	97,275,700	93,622,582	96,647,173	92,589,011
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1. For the three and six months ended June 30, 2023, net revenues and general and administrative expenses have been retrospectively adjusted to reflect the restatement of previously reported revenue and credit losses. See Note 2, “Summary of Significant Accounting Policies,” of Form 10-Q for the period ended June 30, 2024 filed with the SEC.

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2024	2023 As Restated[1]
Cash flows from operating activities
Net income (loss)	$3,153	$(1,986)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,124	6,022
Change in fair value of warrant liability	390	320
Change in tax receivable agreement liability	938	620
Amortization of right-of-use lease assets	2,385	2,423
Stock-based compensation	5,571	8,092
Gain on lease termination	(109)	—
Provision (benefit) for credit losses	(616)	(415)
Changes in operating assets and liabilities:
Accounts receivable	4,774	2,882
Prepaid expenses and other current assets	328	1,623
Other assets	123	41
Accounts payable and accrued expenses	610	(12,880)
Deferred revenue	(74)	406
Operating lease liabilities	(3,543)	(3,056)
Net cash provided by operating activities	20,054	4,092

Cash flows from investing activities
Capitalized software and expenditures	(7,140)	(5,806)
Net cash used in investing activities	(7,140)	(5,806)

Cash flows from financing activities
Repayments of insurance premium financing	—	(1,450)
Distributions	(5,950)	(1,002)
Proceeds from repayment of related party note	96	187
Tax receivable agreement payment	(116)	—
Taxes paid related to net share settlement of equity awards	(2)	(1)
Net cash used in financing activities	(5,972)	(2,266)

Net increase (decrease) in cash	6,942	(3,980)
Cash – beginning of period	34,350	28,583
Cash – end of period	$41,292	$24,603
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1. For the six months ended June 30, 2023, provision (benefit) for credit losses and change in accounts receivable have been retrospectively adjusted to reflect the restatement of previously reported revenue and credit losses. See Note 2, “Summary of Significant Accounting Policies,” of Form 10-Q for the period ended June 30, 2024 filed with the SEC.

WM TECHNOLOGY, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands)
Net income (loss)	$1,194	$1,983	$3,153	$(1,986)
Provision for income taxes	42	—	51	—
Depreciation and amortization expenses	3,187	2,855	6,124	6,022
Interest income	(40)	(12)	(51)	(12)
EBITDA	4,383	4,826	9,277	4,024
Stock-based compensation	2,752	3,709	5,571	8,092
Change in fair value of warrant liability	(460)	1,045	390	320
Transaction related bonus (recovery) expense	—	(275)	—	2,567
Legal settlements and other legal costs	3,020	666	3,513	1,533
Reduction in force (recovery) expense	—	(264)	—	201
Change in tax receivable agreement liability	395	520	938	620
Adjusted EBITDA	$10,090	$10,227	$19,689	$17,357

Contacts
Investor Relations:
investors@weedmaps.com
Media Contract:
press@weedmaps.com